EXHIBIT 5.1

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LATHAM & WATKINS LLP

May , 2003	Boston Brussels Chicago Frankfurt Hamburg Hong Kong London Los Angeles Milan Moscow	New Jersey New York Northern Virginia Orange County Paris San Diego San Francisco Silicon Valley Singapore Tokyo Washington, D.C.
File No. 026259-0014

United Defense Industries, Inc.
1525 Wilson Boulevard
Suite 700
Arlington, VA 22209

Re:	United Defense Industries, Inc.: Registration Statement on Form S-3 (Registration No. 333- )

Ladies and Gentlemen:

     In connection with the registration statement on Form S–3 filed by United Defense Industries, Inc., a Delaware corporation (“UDI”), and certain of UDI’s direct and indirect subsidiaries which are co-registrants thereto (the “Co-Registrants” and, together with UDI, the “Registrants”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on May      , 2003 (File No. 333- ), (the “Registration Statement”), you have requested our opinion with respect to the matters set forth below.

     You have provided us with a draft prospectus (the “Prospectus”) which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration by the Registrants of up to $500,000,000 aggregate offering price of (i) one or more series of senior subordinated or subordinated debt securities of UDI (the “Debt Securities”), which may be guaranteed by one or more of the Co-Registrants (collectively, the “Guarantees”), (ii) one or more series of preferred stock of UDI, par value $.01 per share (the “Preferred Stock”), (iii) shares of common stock of UDI, par value $.01 per share (the “Common Stock”) and (iv) warrants to purchase Debt Securities, Preferred Stock or Common Stock (the “Warrants”). The Debt Securities, Preferred Stock, Common Stock and Warrants are collectively referred to herein as the “Securities.” Any Debt Securities may be exchangeable and/or convertible into shares of Common Stock or Preferred Stock or into another series of Debt Securities. The Preferred Stock may also be exchangeable for and/or convertible into shares of Common Stock or another series of Preferred Stock. The Debt Securities and any Guarantee will be issued pursuant to an indenture by and among UDI, one or

United Defense Industries, Inc.
May      , 2003

LATHAM & WATKINS LLP

more of the Co-Registrants, as guarantors, and a financial institution to be identified therein, as trustee (the “Trustee”), in the form attached as Exhibit 4.1 to the Registration Statement, as such indenture may be supplemented from time to time (the “Indenture”).

     In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by UDI and the Co-Registrants in connection with the authorization, issuance and sale of the Securities, and any related Guarantees, respectively, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. For purposes of this opinion, we have assumed that proper proceedings in connection with the authorization and issuance of the Securities will be timely and properly completed, in accordance with all requirements of applicable federal and New York laws and the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder (the “DGCL”), in the manner presently proposed.

     As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

     We are opining herein as to the effect on the subject transaction only of the federal securities laws of the United States, the internal laws of the State of New York and the DGCL, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

     Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

     (1)  UDI has the authority pursuant to its Amended and Restated Certificate of Incorporation, (the “Amended Certificate”), to issue up to 150,000,000 shares of Common Stock. Upon adoption by the Board of Directors of UDI of a resolution in form and content as required by the DGCL and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and when the

United Defense Industries, Inc.
May      , 2003

LATHAM & WATKINS LLP

Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws, and assuming that (i) the terms of such shares as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) UDI has a sufficient number of authorized but unissued shares under the Amended Certificate at the time of issuance, (iii) such shares as executed and delivered do not violate any law applicable to UDI or result in a default under or breach of any agreement or instrument binding upon UDI, (iv) such shares as executed and delivered comply with all requirements and restrictions, if any, applicable to UDI, whether imposed by any court or governmental or regulatory body having jurisdiction over UDI and (v) such shares are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), such shares of Common Stock of UDI (including any Common Stock of UDI duly issued (1) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, (2) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock or (3) upon the exercise of Warrants pursuant to the terms thereof that are exercisable for the purchase of Common Stock) will be validly issued, fully paid and nonassessable.

     (2)  UDI has the authority pursuant to the Amended Certificate to issue 50,000,000 shares of Preferred Stock. When (a) a series of Preferred Stock has been duly established in accordance with the terms of the Amended Certificate and applicable law, and upon adoption by the Board of Directors of UDI of a resolution in form and content as required by the DGCL and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and (b) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws, and assuming that (i) the terms of such shares as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) UDI has a sufficient number of authorized but unissued shares under the Amended Certificate at the time of issuance, (iii) such shares as executed and delivered do not violate any law applicable to UDI or result in a default under or breach of any agreement or instrument binding upon UDI, (iv) such shares as executed and delivered comply with all requirements and restrictions, if any, applicable to UDI, whether imposed by any court or governmental or regulatory body having jurisdiction over UDI and (v) such shares are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), such shares of such series of Preferred Stock of UDI (including any Preferred Stock of UDI duly issued (1) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into another series of Preferred Stock, (2) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Preferred Stock or (3) upon the exercise of Warrants pursuant to the terms thereof that are exercisable for the purchase of Preferred Stock) will be validly issued, fully paid and nonassessable.

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May      , 2003

LATHAM & WATKINS LLP

     (3)  When (a) the Indenture has been duly authorized, executed and delivered by UDI, (b) the Debt Securities have been duly established in accordance with the Indenture and applicable law, duly authenticated by the Trustee and duly executed and delivered on behalf of UDI against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (c) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws, and assuming that (i) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) the Debt Securities as executed and delivered do not violate any law applicable to UDI or result in a default under or breach of any agreement or instrument binding upon UDI, (iii) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to UDI, whether imposed by any court or governmental or regulatory body having jurisdiction over UDI and (iv) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities (including any Debt Securities duly issued (1) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into another series of Debt Securities or (2) upon the exercise of Warrants pursuant to the terms thereof that are exercisable for the purchase of Debt Securities) will constitute legally valid and binding obligations of UDI, enforceable against UDI in accordance with their terms.

     (4)  When (a) the Indenture has been duly authorized, executed and delivered by UDI and any Co-Registrant delivering a Guarantee (a “Guarantor”), (b) such Guarantee and the related Debt Securities have been duly established in accordance with the Indenture and applicable law, and such Guarantee has been duly executed and delivered by such Guarantor in accordance with the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and the Debt Securities have been duly authenticated by the Trustee, duly executed and delivered against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (c) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws, and assuming that (i) the terms of the Debt Securities and the Guarantee as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) the terms of the Guarantee as executed and delivered do not violate any law applicable to such Guarantor or result in a default under or breach of any agreement or instrument binding upon such Guarantor, (iii) the Indenture complies with all requirements and restrictions, if any, applicable to such Guarantor, whether imposed by any court or governmental or regulatory body having jurisdiction over any Guarantor, and (iv) the Debt Securities and the Guarantee are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related

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Prospectus Supplement(s), such Guarantees will constitute legally valid and binding obligations of each Guarantor, enforceable against each Guarantor in accordance with its terms.

     (5)  When (a) the Warrants have been duly executed and delivered in accordance with applicable law, and upon adoption by the Board of Directors of UDI of a resolution in form and content as required by the DGCL and upon issuance and delivery of and payment for the Warrants in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and (b) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws, and assuming that (i) the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) the Warrants as executed and delivered do not violate any law applicable to UDI or result in a default under or breach of any agreement or instrument binding upon UDI, (iii) the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to UDI, whether imposed by any court or governmental or regulatory body having jurisdiction over UDI and (iv) the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Warrants will constitute valid and legally binding obligations of UDI, enforceable against UDI in accordance with their terms.

     The opinions set forth in paragraphs 3 and 4 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfers and obligations or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy.

     To the extent that the obligations of UDI or the Co-Registrants under the Indenture may be dependent on such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as Trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

United Defense Industries, Inc.
May      , 2003

LATHAM & WATKINS LLP

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included therein.

     This opinion may not be relied upon by you for any other purpose without our prior written consent.

Very truly yours,

/s/ Latham & Watkins LLP